EXHIBIT 11.1


COMPUTATION OF EARNINGS PER SHARE

                                                                THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                    APRIL 30,                            APRIL 30,
                                                             2003             2004              2003                2004
                                                         (UNAUDITED)      (UNAUDITED)        (UNAUDITED)         (UNAUDITED)
                                                       ----------------------------------  ------------------------------------

Numerator:
Net income (loss)from continuing operations            $    136,197         $   (315,929)    $    245,242          $ (1,922,028)
(Loss) from discontinued operations                         (26,954)                --            (56,455)                 --
                                                       ------------------------------------  ------------------------------------
Net income (loss)                                           109,243         $   (315,929)         188,787          $ (1,922,028)

Denominator:
Denominator for basic earnings per share-
  weighted-average shares                                10,070,309           13,431,893       10,058,236            13,351,257
Effect of dilutive securities:
Employee stock options                                      388,890                 --            375,189                  --
                                                       ------------------------------------  ------------------------------------
Denominator for diluted earnings per share
  adjusted weighted-average shares and assumed
  conversions                                            10,459,199           13,431,893       10,433,425            13,351,257

Basic and diluted earnings (loss) per share:

Earnings (loss) per share from continuing              $       0.01         $      (0.02)    $       0.02          $      (0.14)
  operations

Earnings (loss) per share from discontinued
operations                                                      --                   --               --                    --
                                                       ------------------------------------  ------------------------------------
Net earnings (loss) per share                          $       0.01         $      (0.02)    $       0.02          $      (0.14)
                                                       ====================================  ====================================










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